Report of Independent
Registered Public Accounting Firm

To the Shareholders
 and Board of Trustees of
Federated Institutional
Trust

In planning and performing
our audit of the financial
statements of Federated
Intermediate Government
Corporate Fund the Fund
 one of the portfolios
constituting
Federated Institutional
Trust as of and for the
year ended August 31 2007
in accordance
with the standards of
the Public Company
 Accounting Oversight
Board United States
we considered its
internal control over
financial reporting
including control activities
 for
safeguarding securities
 as a basis for designing
our auditing procedures
for the purpose
of expressing our opinion
on the financial statements
and to comply with the
requirements of Form NSAR
but not for the purpose of
expressing an opinion on the
effectiveness of the Funds
internal control over financial
reporting  Accordingly we
express no such opinion

The management of the Fund
is responsible for
establishing and maintaining
effective
internal control over
financial reporting In
 fulfilling this
responsibility estimates
and
judgments by management
are required to assess
the expected benefits
and related costs
of controls A companys
internal control over
 financial reporting is
a process designed to
provide reasonable
assurance regarding the
reliability of financial
 reporting and the
preparation of financial
statements for external
purposes in accordance
with generally
accepted accounting
principles Such internal
 control includes
policies and procedures
that provide reasonable
assurance regarding
prevention or timely
detection of
unauthorized acquisition
use or disposition of
a
companys assets that
could have a
material effect on the
financial statements

Because of its inherent
limitations internal
control over financial
 reporting may not
prevent or detect
misstatements Also
projections of any
evaluation of effectiveness
to
future periods are
 subject to the risk
that controls may become
inadequate because of
changes in conditions
 or that the degree of
 compliance with the
 policies or procedures
may deteriorate

A control deficiency
 exists when the design
 or operation of a control
does not allow
management or employees
in the normal course of
performing their assigned
functions
to prevent or detect
misstatements on a timely
basis A significant deficiency
is a control
deficiency or combination
of control deficiencies that
adversely affects the companys
ability to initiate authorize
 record process or report
external financial data
reliably in
accordance with generally
accepted accounting principles
such that there is more than a
remote likelihood that a
 misstatement of the companys
annual or interim financial
statements that is more than
inconsequential will not
be prevented or detected
A material
weakness is a significant
deficiency or combination
of significant deficiencies
that
results in more than a
remote likelihood that
a material misstatement
of the annual or
interim financial statements
will not be prevented or
detected

Our consideration of the Funds
internal control over financial
 reporting was for the
limited purpose described in
the
first paragraph and would not
necessarily disclose all
deficiencies in internal
control that might be
significant
deficiencies or material
weaknesses under standards
established by the Public
Company Accounting Oversight
Board United States However
we noted no deficiencies in
the Funds internal control
over financial reporting and
its operation including controls
for safeguarding securities
that we consider to be a
material weakness as defined
above as of August 31 2007

This report is intended
solely for the information
and use of management and
the Board
of Trustees of the Fund
and the Securities and
Exchange Commission and
is not intended
to be and should not be
used by anyone other than
these specified parties


Ernst & Young LLP


October 18 2007